Exhibit 10.118

ASSIGNMENT TO TRUSTEE OF OIL AND GAS PRODUCTION

THE STATE OF TEXAS	§
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF RUSK	§

That, GUY MORRISON, JR., ROBERT OSRIE MORRISON and ANDY MORRISON, whose mailing address is P.O.Box 421, Selman City. Texas 75689, herein called “Grantor”, for good and valuable consideration paid by (the Grantee herein named, and in furtherance of the provisions of a Deed of Trust which has this day been executed, by these presents, GRANT, CONVEY and TRANSFER unto O. DEAN BINGHAM, TRUSTEE, for the benefit of Grantor, and to its successors and substitutes in trust, all of Grantor’s right, title and interest in and to the oil, gas and mineral fee and leasehold estates presently owned, held, or claimed by Grantor and produced under the terms of the oil and gas leases, or otherwise, and/or covering the lands described and identified in Exhibit “A” attached hereto and made a part hereof.

When Trustee, or his successors in trust shall have received from the assigned interest a sufficient sum of money to pay and discharge a promissory note in the principal sum of NINETY FIVE THOUSAND AND NO/100 DOLLARS ($95,000.00) together with interest thereon, and in accordance with its terms and effect, this day executed by Grantor, payable to CITIZENS BANK, KILGORE, P. 0. Box 1700, Kilgore, Gregg County, Texas 75663, and any additional sums due in connection with the making of such loan and such note, the said interest above described shall immediately revert to Grantor, its heirs and assigns. Trustee agrees to execute, at Grantor’s expense, an instrument in recordable form, evidencing the termination of this production payment when the same has been fully discharged. Until released, however, any pipeline company or purchaser of production dealing with Grantor, or any successor in interest, shall be entitled to assume that this production payment has not been liquidated.

This production payment shall be effective as of 7:00 a.m., May 1, 2001, and all oil and gas runs after said time shall conform thereto.

The terms hereof shall extend to and be binding upon the parties hereto, their heirs, legal representatives and assigns.

EXECUTED on this 2nd day of May, 2001.

/s/ Guy Morrison, Jr.
GUY MORRISON, JR.

/s/ Robert Osrie Morrison
ROBERT OSRIE MORRISON

/s/ Andy Morrison
ANDY MORRISON

EXHIBIT “A”

ATTACHED TO AND MADE A PART OF THAT CERTAIN

ASSIGNMENT TO TRUSTEE OF OIL AND GAS PRODUCTION

DATED MAY 2, 2001

FROM GUY MORRISON, JR., ROBERT OSRIE MORRISON and ANDY MORRISON

TO O. DEAN BINGHAM, TRUSTEE FOR CITIZENS BANK

All of Mortgagor’s right, title and interest in and to the following oil, gas and mineral leases, to-wit:

Rusk County, TEXAS

D.M. Peterson

Being a 40 acre tract out of the West side of the Dan Peterson tract, located in the Issac Ruddle Survey, Rusk County, Texas, as shown by Deed recorded in Vol. 30, Page 164, of the Deed Records of Rusk County, Texas.

BEGINNING at the SWC of the Rosa Griffin 15 acre tract, being the NWC of this tract, a stake in branch for corner, witnessed by sweet gum N 6 Ft Pine N 62 E 20 ft;

THENCE N 61 deg. 46 min. E with S L of the I5 acre tract 1006 ft. to stake the NEC of this tract in the S L of the E.M. Jones 10 acre lease;

THENCE South 33 deg. 29 min. E 2320 ft. with the WBL of unleased portion of said Dan Peterson tract to a stake the SEC of this tract;

THENCE South 77 deg. 40 min. W with the N L of the Ben Laird tract 379.3 ft. a stake to the SEC of the E.M. Jones 10 acre lease;

THENCE North 34 deg. 20 W 685.4, with the E L of the Jones lease to a stake the NEC of he Jones lease;

THENCE South 77 deg. 40 min. W 685.4’ with the N L of Jones lease to a stake the NWC of the Jones lease;

THENCE North 33 deg. 29 in. W 1345.4’ with the W L of the J.N. Peterson tract as shown by deed recorded in Vol.         , Page         , of the deed records of Rusk County, Texas, to the place of beginning, containing 40 acres of land.

SCHEDULE OF LEASES

DATE:	1/13/31
LESSOR :	Mattie E. Peterson et al
LESSEE :	Jake L. Haman et al

J. N. Peterson Lease

Oil and Gas Lease dated October 20, 1930 from J. N. Peterson, Lessor to R. A. Stuart, Lessee, recorded in Volume 163, Page 12 of the Deed Records of Rusk County, Texas, INSOFAR as it covers the East 20 acres of the North 40 acres, of the 108 acre tract, Isaac Ruddle Survey, Rusk County, Texas.

George Thompson

An undivided 100% interest in that parcel of land described in Oil and Gas Lease dated September 12,1930 executed by George Thompson, et al, Lessor, to S.P. Ross, et al, Lessee covering lands situated in Rusk County, Texas described as:

“East 10 acres of the West 40 acres of a tract of land described as follows:

Being about 16 miles N.W. of Henderson, Texas, and being parts of the Robert Winn and M. Hobson Surveys. more fully described as follows: